UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2018

Donegal Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15341	23-02424711
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1195 River Road, Marietta, Pennsylvania	17547
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 717-426-1931

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On April 3, 2018, Donegal Group Inc. issued a press release on behalf of the Donegal Insurance Group announcing its plan to consolidate certain operations and close the branch office of The Peninsula Insurance Company (“Peninsula”) effective July 2, 2018. Peninsula is a wholly owned subsidiary of Donegal Group Inc. (the registrant or the “Company”) and a member company of the Donegal Insurance Group. The Company attaches a copy of the press release as Exhibit 99.1 to this Form 8-K Report. As described further in the press release, the Donegal Insurance Group plans to consolidate Peninsula’s Salisbury, Maryland branch office operations into the Donegal Insurance Group’s Marietta, Pennsylvania home office operations to achieve economies of scale and enhance service levels for policyholders of Peninsula. The Donegal Insurance Group expects to expand its distribution of Peninsula’s commercial garage insurance products to additional states over time.

The Company expects to record a restructuring charge for employee termination costs associated with the Peninsula consolidation of approximately $1.9 million to $2.0 million. The Company expects to achieve annualized expense savings of approximately $3.7 million as a result of implementing the Peninsula consolidation. While the Company expects net proceeds from the sale of Peninsula’s branch office real estate, the Company does not have definitive purchase arrangements and cannot estimate such proceeds at this time.

This Form 8-K Report contains projections or other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this Form 8-K Report use the words “will,” “plans” or “expects” and include, but are not limited to, expectations regarding the Peninsula consolidation, expense savings and employee termination costs associated with the Peninsula consolidation, the timing to recognize the related restructuring charge and ability to sell the real estate in connection with the Peninsula consolidation or to receive the estimated proceeds from the sale of the Peninsula real estate. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are the Company’s ability to implement the plan; possible changes in the size and components of the expected costs and charges associated with the Peninsula consolidation; risks associated with the Company’s ability to achieve the benefits of the Peninsula consolidation including the sale of real estate and the other risks more fully described in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. These forward-looking statements apply only as of the date of this Form 8-K Report or as of the date otherwise stated in this Form 8-K Report. The Company disclaims any obligation to update these forward-looking statements whether as a result of new information, future events, or otherwise.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	Donegal Group Inc. press release dated April 3, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONEGAL GROUP INC.

By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller, Executive Vice President and Chief Financial Officer

Date: April 3, 2018